EXHIBIT 23.3

[Ryder Scott Letterhead]

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent petroleum engineers, Ryder Scott Company, L.P. hereby consents to the use in this Registration Statement on Form S-4 of the Gulf Coast Ultra Deep Royalty Trust of our reports included therein or incorporated by reference therein and to all references to our firm in such Registration Statement, including the reference to our firm under the heading “Reserves.”

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

TBPE Firm Registration No. F-1580

Houston, Texas

December 28, 2012